POWER OF ATTORNEY

     The undersigned hereby authorizes and designates each of
D. D. Sandman, S. K. Todd, R. M. Stanton, C. D. Mallick,
B. E. Lammel and J. A. Napoli (the "Attorneys") as his or her fully authorized attorney for the purposes of signing and filing on behalf of the undersigned all forms which are permitted or required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Forms") concerning the undersigned's interest in securities of United States Steel Corporation ("USS")and/or the undersigned's status with respect to USS. This Power of Attorney authorizes each of the Attorneys to sign and file the Forms on behalf of the undersigned from the date hereof until the undersigned ceases to be subject to Section 16 of the Securities Exchange Act of 1934 by virtue of having been a director or officer of USS.



                                   /s/ Thomas W. Sterling III
                                   ____________________________
                                       Thomas W. Sterling, III

Date: July 28, 2003